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                                                                   EXHIBIT 10.12

                     STOCK PURCHASE AND ASSIGNMENT AGREEMENT

          THIS AGREEMENT is made as of September 25,1998, by and between GOURMETMARKET.COM, a California corporation (the "Company"), and AROME Publishing U.S., Inc., a California corporation ("Purchaser").

                                    Recitals

          WHEREAS, the Purchaser own certain assets and intellectual property rights in connection with its wine program as set forth on Exhibit A attached hereto (the "Wine Program"), and would like to sell and otherwise transfer and assign all right title and interest in the Wine Program to the Company under the terms and conditions of this Agreement

          In consideration of the mutual covenants and representations herein set forth, the Company and Purchaser agree as follows:

          1. Issuance of Common Stock.

          1.1 Issuance of Stock. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to Purchaser and Purchaser agrees to accept from the Company at the Closing an aggregate of Sixty Three Thousand Five Hundred (63,500) shares of the Company's Common Stock (the "Stock"), in exchange for all of Purchaser's rights, title and interest in the Wine Program.

          1.2 Closing. The purchase and sale of the Stock shall occur at a Closing to be held on the date hereof (the "Closing Date"). The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, Purchaser will execute the Assignment and Transfer Agreement in substantially the form attached hereto as Exhibit B, and Company will issue the Stock registered in the name of Purchaser.

          2. Restriction on Transfer, Rights of First Refusal.

          2.1 Rights of First Refusal. Before any shares of Stock registered in the name of Purchaser may be sold or transferred (including transfer by operation of law other than as excepted pursuant to Section 2.2 hereof), Purchaser must first obtain the written consent of the Company. If such written consent is not given, then the Company or, if the Company desires, the other shareholders of the Company, shall have a right of first refusal to purchase such shares for the same price and, to the extent practicable, on substantially the same terms and conditions offered to such prospective purchaser, in accordance with the procedures set forth below (the "Rights of First Refusal").

              If the proposed price per share is to be other than in cash, then an equivalent cash value shall be determined in good faith by the Board of Directors of the Company. If a transfer other than a voluntary sale is proposed to be made, then the price per share for purposes of the Rights of First Refusal shall be determined by the mutual agreement of Purchaser and the Company or, if no agreement can be reached, the price shall be the fair market value of such shares, as determined in good faith by the Company's Board of Directors.

              Prior to any sale or transfer of any shares of the Stock, Purchaser, or the legal representative of Purchaser, shall promptly deliver to the Secretary of the Company a written notice of the price and other terms and conditions of the offer by the prospective purchaser, the identity of the prospective purchaser, and, in the case of a sale, Purchaser's bona fide intention to sell or dispose of such shares together with a copy of a written agreement between Purchaser and the prospective purchaser conditioned only upon the satisfaction of the procedures set forth in these Rights of First Refusal. If the Company does not give its written consent to such transfer, then the Company (or its


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assignees) shall, for thirty (30) days after such notice from Purchaser, have the right under this Section 2 to purchase some or all such shares, as set forth herein. After the expiration of the Rights of First Refusal, or upon the written consent of the Company to the proposed transfer, Purchaser may sell or transfer the shares specified in the notice to the Company, on the terms and conditions specified in such notice; provided, however, that the sale must be consummated within three (3) months after the date of the notice and that all shares sold or transferred shall remain subject to the provisions and restrictions of this Agreement, including restrictions on further transfer as provided in this
Section 2, and shall carry a legend to that effect.

         If the Rights of First Refusal under this Section 2 are not exercised but Purchaser fails to consummate such sale on the same terms and conditions as set forth in the notice to the Company within three (3) months after the date of the notice, then such Rights of First Refusal shall be reinstated.

         2.2 Termination; Exceptions. The provisions of this Section 2 shall terminate on the closing date of an underwritten public offering of Common Stock of the Company. The provisions of Section 2.1 shall not apply to a transfer of any shares of Stock by Purchaser, either during his or her lifetime or on death, to his or her ancestors, descendants or spouse, or any custodian or trustee for the account of Purchaser or Purchasers ancestors, descendants or spouse; provided, in each such case a transferee shall receive and hold such shares subject to the provisions and restrictions on transfer of this Agreement and there shall be no further transfer of such shares except in accordance herewith.

         2.3 Effect of Transfers Not in Compliance. The Company shall not be required to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or to treat as owner of such shares, or to accord the right to vote as such owner or to pay dividends to, any transferee to whom such shares shall have been so transferred.

         3. Stock Splits, etc. If, from time to time during the term of the Rights of First Refusal as provided in Section 2, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding securities of the Company or if there is any consolidation, merger or sale of all, or substantially all, of the assets of the Company, then in such event any and all new, substituted or additional securities to which Purchaser is entitled by reason of his or her ownership of Stock shall be immediately subject to the Rights of First Refusal and be included in the term "Stock" for all purposes of this Agreement with the same force and effect as the shares of Stock presently subject to this Agreement.

         4. Legends. All certificates representing any shares of Stock shall have endorsed thereon substantially the following legends:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON AND OBLIGATIONS WITH RESPECT TO TRANSFER AND RIGHTS OF FIRST REFUSAL AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         5. Investment Intent; Covenant. In purchasing the Stock, Purchaser represents to the Company as follows:

           (a) Purchaser has had an opportunity to discuss the business prospects and business plan of


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the Company with the officers and directors of the Company. Purchaser has a preexisting personal or business relationship with the Company or one of its officers, directors or controlling persons and/or by reason of his or her business or financial experience he or she has the capacity to protect his or her own interests in connection with the transactions contemplated by this Agreement. Purchaser further acknowledges that the Stock is highly speculative and involves a high degree of risk, and represents and warrants that he or she is able, without impairing his or her financial condition, to hold the Stock for an indefinite period of time and suffer a complete loss of his or her investment therein.

         (b) Purchaser is acquiring the Stock for investment and not with a view to or for sale in connection with any distribution of such Stock or with any present intention of distributing or selling such Stock and he or she does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause him or her to sell said Stock. Purchaser understands that the Stock has not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold or otherwise disposed of except pursuant to an effective Registration Statement filed under the Act or pursuant to an exemption from the registration requirements of such Act. Purchaser acknowledges that the Company is under no obligation to register the Stock under the Act on his or her behalf. Purchaser represents and warrants that he or she understands that the Stock constitutes restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment for the Stock, and even then will not be available unless the terms and conditions of Rule 144 are complied with and will be subject to the limitations on amount set forth therein.

         (c) Without limiting the representations and warranties set forth above, Purchaser agrees he or she will not make any transfer of all or any part of the Stock unless (i) there is a Registration Statement under the Act in effect with respect to such transfer and such transfer is made in accordance therewith, or (ii) Purchaser has furnished the Company an opinion of counsel satisfactory to the Company and its counsel to the effect that such transfer will not require registration under the Act. Purchaser agrees that, prior to the closing of the Company's initial public offering registered under the Act, he or she will not transfer any of such securities in a public offering without the Company's prior consent, even if he or she is otherwise permitted to transfer them pursuant to Rule 144(k) under the Act.

         6. Lock-up Agreement. In the event the Company sells any of its securities in an underwritten initial public offering pursuant to a registration filed pursuant to the Act, and in connection with each registered offering under the Act within three (3) years of such initial offering, Purchaser agrees (but only if each officer and director of the Company also agrees), upon request from the Company or the managing underwriter of such initial or other public offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any of the Stock, without the prior written consent of the Company or such underwriter, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriter may specify. Purchaser further agrees that the Company may place stop-transfer notations with the transfer agent of the Stock to enforce this provision.

         7. Miscellaneous.

         7.1 Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         7.2 Entire Agreement. This Agreement, including any exhibits, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings of the parties.

         7.3 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Purchaser at his or her address




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shown on the Company's employment records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

         7.4 Assignment of Rights; Binding Upon Successors. The Company may assign its rights and delegate its duties under Section 2 hereof. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his or her heirs, executors, administrators, successors and assigns.

         7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts between California residents to be wholly performed within the State of California.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                          GOURMETMARKET.COM
                                          a California corporation


                                          By /s/ Chanan Steinhart
                                             ----------------------------------

                                          Title President
                                               --------------------------------



                                          PURCHASER:

                                          AROME Publishing U.S., Inc.
                                          a California corporation



                                          By /s/ Chanan Steinhart
                                             ----------------------------------

                                          Title President
                                                -------------------------------







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